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                               ADOBE SYSTEMS INCORPORATED

                                      EXHIBIT 11

                        COMPUTATION OF EARNINGS PER COMMON SHARE
                          (iN THOUSANDS, EXCEPT PER SHARE DATA)

                                              QUARTER ENDED         NINE MONTHS ENDED
                                   ------------------------    ------------------------
                                     AUGUST 30  SEPTEMBER 1      AUGUST 30  SEPTEMBER 1
                                          1996         1995           1996         1995
                                   -----------  -----------    -----------  -----------
Net income                         $    29,847  $    33,886    $    85,519  $   105,275
                                   -----------  -----------    -----------  -----------
                                   -----------  -----------    -----------  -----------



Primary shares outstanding:
 Weighted average shares
  outstanding during the
  period                                72,222       72,126         72,882       71,116
 Common stock equivalent
  shares                                 2,087        4,199          2,565        3,729
                                   -----------  -----------    -----------  -----------
                                        74,309       76,325         75,447       74,845
                                   -----------  -----------    -----------  -----------
                                   -----------  -----------    -----------  -----------



Fully diluted shares outstanding:
 Weighted average shares
  outstanding during the
  period                                72,222       72,126         72,882       71,116
 Common stock equivalent
  shares                                 2,171        4,200          2,603        3,944
                                   -----------  -----------    -----------  -----------
                                        74,393       76,326         75,485       75,060
                                   -----------  -----------    -----------  -----------
                                   -----------  -----------    -----------  -----------



Primary net income per
 common stock and
 common stock equivalent
 share                             $       .40  $       .44    $      1.13  $      1.41
                                   -----------  -----------    -----------  -----------
                                   -----------  -----------    -----------  -----------


Fully diluted net income per
 common stock and common
 stock equivalent share            $       .40  $       .44    $      1.13  $      1.40
                                   -----------  -----------    -----------  -----------
                                   -----------  -----------    -----------  -----------
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